SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

(c) Effective January 24, 2019, the Board of Directors of USA Technologies, Inc. (the “Company”) appointed Glen E. Goold, age 47, as the interim Chief Financial Officer of the Company.

Mr. Goold has been serving as a consultant to the Company since October 2018. Mr. Goold had been the Chief Financial Officer of Sutron Corporation (“Sutron”) from March 2014 until February 2018. Sutron had been a public company (Nasdaq:STRN) prior to its acquisition by Danaher Corporation (NYSE:DHR) in July 2015. As Chief Financial Officer, Mr. Goold was responsible for the accounting, financial reporting, human resources, investor relations and regulatory compliance functions of the organization. Prior to that, Mr. Goold was the interim Chief Financial Officer of Sutron from October 2013 to March 2014, and Assistant Chief Financial Officer and Director of Finance of Sutron from November 2012 to October 2013. From 2005 to 2012, Mr. Goold was the Associate Vice President of Fund Management at The Carlyle Group, a private equity firm. Prior to that, Mr. Goold was a Tax Manager at the accounting firm of Ernst & Young LLP from 1999 to 2005, and was a Tax Consultant at the firm from 1997 to 1999. Mr. Goold is a Certified Public Accountant.

The Company and Mr. Goold entered into a letter agreement pursuant to which Mr. Goold will serve as the Company’s interim Chief Financial Officer commencing on January 24, 2019 and ending on June 30, 2019, unless extended by mutual agreement. The letter agreement provides that Mr. Goold will receive compensation of $35,000 per month during the term of the engagement, and will be an independent contractor to the Company. Mr. Goold will receive a cash bonus of $105,000 upon the Company achieving compliance with its periodic filing obligations under the Securities Exchange Act of 1934 and the listing standards of The Nasdaq Stock Market LLC. The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Except as described below, there is no arrangement or understanding with any other person pursuant to which Mr. Goold was appointed as the interim Chief Financial Officer, and there are no family relationships between Mr. Goold and any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Goold that would be required to be reported under Item 404(a) of Regulation S-K.

Prior to his appointment as interim Chief Financial Officer, Mr. Goold was providing consulting services to the Company pursuant to an agreement between the Company and Randstad Professionals US, LLC d/b/a/ Tatum (the “Tatum Agreement”). In connection with Mr. Goold’s appointment as interim Chief Financial Officer, the Tatum Agreement was terminated by the Company, and pursuant to the Tatum Agreement, the Company became obligated to pay to Tatum a placement fee of $105,000.

Item 8.01 Other Events.

On January 28, 2019, the Company issued a press release announcing the appointment of Mr. Goold as interim Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Letter agreement dated January 24, 2019, by and between the Company and Glen Goold

Exhibit 99.1	Press release of the Company dated January 28, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.
Dated: January 28, 2019
	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer